Exhibit 10.4.2
Tupperware Brands Corporation
[YEAR]-[YEAR] Performance Share Program (“Program”)

Purpose

To provide incentive and retention to certain key senior executives and associates for the overall success of the Tupperware Brands Corporation (the “Company”) as reflected through the applicable metrics, defined below, with due consideration to establishing an environment consistent with assuming an appropriate risk level.

Eligibility for Participation

Selected key senior executives and associates of the Company shall be eligible for participation in the Program. The Compensation and Human Capital Committee of the Board of Directors (“Committee”) has the sole authority to approve the participation of the Chief Executive Officer and other executives, upon the recommendation of the Chief Executive Officer. Selection for participation in any particular year of the Program does not necessarily assure participation in future years.

Program Structure

Each participant will be allocated performance units at a designated target award level. Target award levels may be approved annually by the Committee.

Performance Period and Frequency

The performance period under the Program is three years, [YEAR]-[YEAR]. A new three-year performance period may begin annually, which would create overlapping performance periods.

Weighting of Performance Measures

Performance will be measured as a function of the following measures, with the respective weighting of each indicated:

For CEO and Executive Officers as defined in the Charter for the Compensation and Human Capital Committee (the “Executive Officers”):

i.[METRIC]; and
ii.[METRIC]; and
iii.[METRIC]

For All Other Associates:

•[METRIC]; and
•[METRIC]

The performance measures shall be defined as follows:

•[METRIC] shall mean [DEFINITION].

•[METRIC] shall mean [DEFINITION].

•[METRIC] shall mean [DEFINITION].

Incentive Award Opportunity and Calculation

Given the granted number of performance units, participants can earn from 0% (below threshold) to 200% (at maximum) of granted performance units as outlined in the tables below.

For [YEAR] through [YEAR], the following will be used to assess performance under the Program.

[METRIC]	Below [XX]%	[XX]%	[XX]%	[XX]% or Above
% of Target Shares Earned	0.0%	50%	100%	200%

[METRIC]	[XX]	[XX]	[XX]	[XX] or Above
% of Target Shares Earned	0.0%	50%	100%	200%

[METRIC]	Below [XX]	[XX]	[XX]	[XX] or Above
% of Target Shares Earned	0.0%	50%	100%	200%

Dividends Equivalents

Dividend equivalents, if any, will be accrued on awards and paid in cash at the time shares are distributed under the Program.

Form and Timing of Payout

All payouts from this Program will be made in shares of the Company’s common stock (except in any country where the Company, in its sole discretion, determines that payment in cash is required or advisable for local law reasons and as specified in the Appendix to the Additional Terms and Conditions for Non-U.S. Participants) and will be issued or paid as soon as practicable following the completion of the performance period. The stock (or cash) payout shall be based upon achievement level, multiplied by the granted number of performance shares, less any tax or other similar amount withheld by the Company as described under section 5 of Administration and Guidelines (below).

Except as noted below, eligibility for payout requires that the participant be employed by the Company or one of its subsidiaries at of the end of the performance period.

Payout Example

CEO and Executive Officers

Measure	Target Performance Shares		Achievement per Matrix		Shares Earned and Paid*
[METRIC] Measured Units	[XX]	X	[XX]%	=	[XX]
[METRIC] Measured Units	[XX]	X	[XX]%	=	[XX]
[METRIC] Measured Units	[XX]	X	[XX]%	=	[XX]
Total Award	[XX]				[XX]

* Total shares earned and vested will be rounded up to the nearest whole share.

All Other Associates

Measure	Target Performance Shares		Achievement per Matrix		Shares Earned and Paid*
[METRIC] Measured Units	[XX]	X	[XX]%	=	[XX]

[METRIC] Measured Units	[XX]	X	[XX]%	=	[XX]
Total Award	[XX]				[XX]

*Total shares earned and vested will be rounded up to the nearest whole share.

Administration and Guidelines

The following will serve as guidelines for administering the Program:

The Program will be administered by the Committee, which will have final authority with respect to administration of this Program.

1.The Chief Financial Officer will be responsible for providing the results to be used for award determination under the Program. The Chief Executive Officer will submit Program award recommendations to the Committee for its review and approval.

2.In the event of a participant’s death, permanent and total disability, or retirement (as defined below), pro-rata awards based on the number of full months worked during the performance period may be calculated and earned. Such awards will be based on goal achievement over the entire performance period.

Awards in these situations will be calculated and earned after the end of the performance period in the discretion of the Company’s CEO, other than for the CEO for whom such awards will be at the discretion of the Committee.

The Participant shall be deemed to have terminated employment by reason of retirement if i) the Participant has attained age 60 and has provided at least 15 years of service, ii) has given due notice (as determined by the Committee), and iii) has entered into an agreement, the form and content of which shall be specified by the Committee, not to compete with the Company and its Affiliates and not to solicit associates or sales force members of the Company for a period of one year following such retirement.

3.In the event of a termination of employment not constituting a disability, death, or retirement, as discussed above, the participant will forfeit any right to any payout for all performance periods that have not ended and been paid out.

4.The Company, or if different, the participant’s employer, has the right to deduct any taxes or statutory deductions required by law to be withheld from all share awards and payments under the Program.

5.If a change in control (“CIC”) is deemed to have occurred, then all outstanding awards will be paid on a pro-rated basis for the elapsed portion of the performance period, and the payouts will be at the target level.

Protecting the Interests of Tupperware Brands Corporation

If the participant is (1) an Executive Officer or (2) a non-Executive Officer working and resident in the United States, then the following provisions will apply to the participant:

During the participant’s employment, and for a period of 12 months following employment, the participant agrees not to i) divulge information related to the operation of the business,* ii) seek or accept employment from a Competitor (defined for purposes of this provision as any other business or enterprise which is engaged in the sales of products or services similar to those of Tupperware or is engaged in the direct sales of products or services to the consuming public, or primarily to the business’ own sales force members), iii) solicit, directly or indirectly, any actively employed associate (including persons who have been associates of the Company during the 12 months immediately before and after termination of the participant) of the Company, iv) solicit, directly or indirectly, any member of the independent sales force of the Company to become an associate or independent sales force member of a Competitor, and (v) copy or counterfeit, or assist another person in copying or counterfeiting, any Tupperware Brands product. The participant agrees to return immediately following termination of employment any and all documents and/or hardware or software items provided by the Company for the purpose of completing tasks associated with performing their role. Finally, the participant acknowledges that the Company participates in a business that is highly competitive, and that acceptance of these terms is reasonable in light of the award of potential compensation, whether received or not, under this Program. In addition to any equitable remedies that Tupperware may have with regard to this provision, a breach of this paragraph shall result in an immediate forfeiture of the participant’s rights under this Program.

* Nothing in this Program document shall be construed to prevent disclosure of Company confidential information by the participant as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The participant shall promptly provide written notice of any such order to an authorized officer of the

Company. Nothing in this Program document prohibits or restricts the participant from initiating communications directly with, responding to an inquiry from, or providing testimony before the U.S. Securities and Exchange Commission (SEC) or any other federal or state regulatory authority. The participant understands that this Program document does not limit the participant’s right to receive an award for information provided to any government agencies, nor does it limit the participant’s ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including, under applicable United States federal law, (i) disclosing in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclosing trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

Acceptance

By the participant’s acceptance of this award, he or she agrees to the terms and conditions of the Program and to execute a written agreement if requested by the Company.

General Rules

This Program description is intended to provide participants with a summary of the method established to determine individual incentive awards. This summary is not to be construed as a contract for employment or a promise to pay an award. The Company reserves the right to interpret, define, change, or cancel provisions of this Program at any time. This Program falls under the provisions of Tupperware’s 2019 Incentive Plan, which is overseen by the Committee. In instances of question or conflict, the provisions of the 2019 Incentive Plan will govern.

The Company has a “clawback” policy that permits the Company to recover previous cash payments, deferrals of cash payments, or deliveries of common stock of the Company that were made pursuant to any incentive compensation award, including any discretionary award, in the event it is determined that the Company’s previously reported financial results have been misstated due to the error, omission, fraud or other misconduct of an associate of the Company or any of its subsidiaries, including a misstatement that leads to a restatement of previously issued financial statements. This policy shall be subject to change as required by governing provisions of law or stock exchange listing requirements as may be in effect from time to time, as effectuated by the Compensation and Human Capital Committee. Any violation of the terms of the Program or default under any associated agreement shall result in an automatic termination and forfeiture of the underlying award, and may lead the Company to take action to recoup damages caused by such violation.

Compliance with Law

Notwithstanding any other provision of the Program, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares, the Company shall not be required to deliver any shares issuable upon settlement of the performance units prior to the completion of any registration or qualification of the shares under any U.S. or non-U.S. local, state or federal securities, exchange control or other law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The participant understands that the Company is under no obligation to register or qualify the shares with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the Company shall have unilateral authority to amend the Program without the participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

Additional Terms and Conditions

If the participant resides and/or works outside the United States, his or her participation in the Program shall be subject to the attached Additional Terms and Conditions for Non-U.S. Participants including any special terms and conditions for the participant’s country set forth in the Appendix thereto. Moreover, if the participant relocates from the United States to a country outside the United States or between any of the countries included in the Appendix, the terms and conditions in the Appendix will apply to the participant, to the extent that the Company determines that application of such terms and conditions is necessary or advisable for legal or administrative reasons.

Tupperware Brands Corporation
[YEAR] – [YEAR] Performance Share Program

Additional Terms and Conditions for Non-U.S. Participants

1.Terms. By electing to participate in the Tupperware Brands Corporation [YEAR] – [YEAR] Performance Share Program, the participant hereby agrees to these Additional Terms and Conditions for Non-U.S. participants, including any special terms and conditions for the participant’s country set forth in the attached appendix (the “Appendix,” and together with these Additional Terms and Conditions for Non-U.S. Participants, the “Agreement”). The participant understands, acknowledges and agrees that this Agreement, together with the Tupperware Brands Corporation 2019 Incentive Plan (the “2019 Plan”) and the Program, the terms of which are incorporated herein by reference, govern the participant’s participation in the Program. Capitalized terms used and not defined herein shall have the same meaning as in the Program.

2.Taxes. The participant acknowledges that, regardless of any action taken by the Company or, if different, the participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the participant’s participation in the Program and legally applicable to the participant or deemed by the Company or the Employer in its discretion to be an appropriate charge to the participant even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains the participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award or the underlying shares, including, but not limited to, the grant, vesting or settlement of the performance units, the subsequent sale of shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the award or any aspect of the performance units to reduce or eliminate the participant’s liability for Tax-Related Items or achieve any particular tax result. Further, the participant acknowledges that if the participant is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to any relevant taxable or tax withholding event, as applicable, the participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable obligations with regard to all Tax-Related Items by one or a combination of the following: (a) requiring the participant to make a payment in a form acceptable to the Company; or (b) withholding from the participant’s wages or other cash compensation payable to the participant; or (c) withholding from proceeds of the sale of shares acquired upon settlement of the performance units either through a voluntary sale or through a mandatory sale arranged by the Company (on the participant’s behalf pursuant to this authorization without further consent); or (d) withholding in shares to be issued upon settlement of the performance units; or (e) any other method of withholding determined by the Company and to the extent required by applicable law or the Program, approved by the Committee. However, if the participant is a Section 16 officer of the Company under the Exchange Act, then the Company shall withhold in shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax, securities or other laws or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items shall be satisfied by method (b) above, provided, further, that if the use of such withholding method is problematic under applicable tax, securities or other laws or has materially adverse accounting consequences, the obligation for Tax-Related Items shall be satisfied by method (a) above. The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the participant’s jurisdiction(s), in which case the participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the participant does not receive a refund of any over-withheld amount from the Company or the Employer, the participant may seek a refund from the applicable tax authorities. In the event of under-withholding, the participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares, for tax purposes, the participant will be deemed to have been issued the full number of shares subject to the vested performance units, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items. Finally, the participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the participant’s participation in the Program that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of shares, or the cash payment, depending on the form of settlement under this Section 2, if the participant fails to comply with the participant’s obligations in connection with the Tax-Related Items.

3.Data Transfer and Privacy.

(a)    Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about the participant, including, but not limited to, the participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards or any other entitlement to shares or equivalent benefits awarded, canceled, exercised, settled, vested, unvested or outstanding in the participant’s favor (“Data”), for the purposes of implementing, administering and managing the participant’s participation in the Program. The legal basis, where required, for the processing of Data is the participant’s consent, as further described below.

(b)    Stock Plan Administration Service Providers. The Company transfers Data to UBS Financial Services Inc. and its affiliated companies (collectively, “UBS”), an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Program. UBS will open an account for the participant to receive and trade shares acquired under the Program. The participant may be asked to agree on separate terms and data processing practices with UBS, with such agreement being a condition to the ability to participate in the Program. In the future, the Company may select a different service provider or additional service providers and share Data with such other provider(s) serving in a similar manner.

(c)    International Data Transfers. If the participant resides, works or is otherwise located outside of the United States, Data will be transferred from the participant’s country to the United States, where the Company and its service providers are based. The participant’s country or jurisdiction may have different data privacy laws and protections than the United States. If the participant is located in the European Union (“EU”) and/or European Economic Area (“EEA”), the participant understands and acknowledges that the United States is not subject to an unlimited adequacy finding by the European Commission and might not provide a level of protection of personal data equivalent to the level of protection in the participant’s country. As a result, in the absence of the implementation of appropriate safeguards such as the Standard Contractual Clauses or binding corporate rules adopted by the EU Commission, the processing of personal data might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, data subjects might have no, or less, enforceable rights regarding the processing of their personal data.

The Company has implemented binding corporate rules with its subsidiaries in the EU/EEA. If the participant is based in the EU/EEA, Data will be transferred from the EU/EEA to the Company based on the binding corporate rules. The participant may view a copy of such appropriate safeguards. The onward transfer of Data from the Company to UBS or, as the case may be, a different service provider of the Company, is based solely on the participant’s consent, as further described below.

If the participant is based outside of the EU/EEA, the legal basis, where required, for the transfer of Data from the participant’s country to the Company and from the Company onward to UBS or, as the case may be, a different service provider of the Company, is the participant’s consent, as further described below.

(d)    Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the participant’s participation in the Program, or as required to comply with legal or regulatory obligations, including under tax, securities, exchange control and labor laws.

(e)    Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Program is voluntary and the participant is providing the consents herein on a purely voluntary basis. The participant may withdraw any such consent at any time with future effect for any or no reason. If the participant does not consent, or if the participant later seeks to revoke his or her consent, the participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the participant’s consent is that the Company would not be able to grant performance units or other equity awards to the participant or administer or maintain such awards. For more information on the consequences of refusal to consent or withdrawal of consent, you should contact the Company’s Data Protection Officer.

(f)    Data Subject Rights. The participant may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where the participant is based, such rights may include the right to (i) request access to, or copies of, Data the Company processes, (ii) rectification or amendment of incorrect or incomplete Data, (iii) deletion of Data, (iv) request restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the participant can contact his or her local Data Protection Officer or, if the participant is in the EU/EEA, view the Company’s binding corporate rules.

Declaration of Consent. By accepting the performance units and indicating consent via the Company’s acceptance procedure, the participant explicitly declares his or her consent to the data processing operations described in this Section 4, including, without limitation, to the collection, processing and use of Data by the Company and, if applicable, to the transfer of Data to the recipients mentioned above, including the onward transfer of Data by the Company to the UBS, or, as the case may be, a different service provider of the Company

4.Nature of Grant. The participant acknowledges, understands and agrees that:

(a)    the Program is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time to the extent permitted by the Program or the 2019 Plan;

(b)    the grant of the award is exceptional, discretionary, voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted in the past;

(c)    all decisions with respect to future award grants, if any, will be at the sole discretion of the Company;

(d)    the award and the participant’s participation in the Program shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any other subsidiary or affiliate of the Company and shall not interfere with the ability of the Company, the Employer, or any subsidiary or affiliate of the Company, as applicable, to terminate the participant’s employment or other service relationship (if any);

(e)    the participant is voluntarily participating in the Program;

(f)    the award and the underlying shares, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g)    the award and the underlying shares, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, holiday pay or top-up, pension or retirement or welfare benefits or similar mandatory payments;

(h)    the future value of the underlying shares is unknown, indeterminable and cannot be predicted with certainty;

(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the award or the recovery of shares or cash acquired pursuant to the award resulting from the termination of the participant’s employment or other service relationship (regardless of the reason for the termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the participant is employed or the terms of the participant’s employment or service agreement, if any) and/or the application of any recovery policy as described in the Program;

(j)    unless otherwise provided in the Program or by the Company in its discretion, the award and the benefits evidenced by this Agreement do not create any entitlement to have the award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares;

(k)    the participant acknowledges and agrees that neither the Company, nor the Employer nor any subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the participant’s local currency (if not the United States Dollar) and the United States Dollar that may affect the value of the performance units or of any amounts due to the participant pursuant to the settlement of the performance units or the subsequent sale of any shares acquired upon settlement;

(l)    the participant acknowledges and consents to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in the participant’s country of residence (and country of employment, if different); and

(m)    the participant acknowledges and agrees to take any and all actions as may be required to comply with the participant’s personal legal and tax obligations under local laws, rules and regulations in his or her country of residence (and country of employment, if different).

5.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the participant’s participation in the Program, or the participant’s acquisition or sale of the underlying shares. The participant should consult his or her own personal tax, legal and financial advisors regarding his or her participation in the Program before taking any action related to the Program. The participant shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents.

6.Governing Law and Venue. The award grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Delaware, agree that such litigation shall be conducted exclusively in the courts of Delaware, or the federal courts for the United States located in Delaware.

7.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Program by electronic means. The participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Program through an online or electronic system established and maintained by the Company or another third party designated by the Company.

8.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

9.Notices. All notices hereunder to the Company shall be delivered or mailed to the Corporate Secretary of the Company at its headquarters office. All notices hereunder to the participant shall be delivered personally or mailed to the participant’s address as indicated on his or her online UBS account, unless the participant notifies the Company in writing of a change of address at hrorl@tupperware.com.

10.Language. By accepting the award, the participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow the participant to understand the terms of this Agreement and any other document related to the Program. If the participant has received this Agreement or any other document related to the Program translated into a language other than English and if the meaning of translated version is different from the English version, the English version shall control.

11.Insider Trading Restrictions / Market Abuse Laws. The participant acknowledges that the participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the participant’s country, his or her broker’s country and/or the country where the shares are listed, which may affect the participant’s ability to accept or otherwise acquire, or sell, attempt to sell or otherwise dispose of, shares or rights to shares (e.g., the award) under the Program or rights linked to the value of shares (e.g., phantom awards, futures) during such times as the participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdictions, including the United States and the participant’s country of residence) or the trade in shares or the trade in rights to shares under the Program. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the participant places before he or she possessed inside information. Furthermore, the participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or otherwise causing them to buy or sell securities; including “third parties” who are fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable the Company insider trading policy. The participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.
12.Foreign Asset/Account Reporting Requirements; Exchange Controls; and/or Tax Reporting. The participant’s country may have certain foreign asset and/or account reporting requirements, exchange controls and/or tax reporting requirements which may affect the participant’s ability to acquire or hold shares under the Program or cash received from participating in the Program (including from any dividends received or sale proceeds arising from the sale of shares) in a brokerage or bank account outside the participant’s country. The participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country of residence and/or to pay and/or report applicable taxes due in connection with the award on his or her own behalf. The participant also may be required to repatriate sale proceeds or other funds received as a result of the participant’s participation in the Program to his or her country through a designated bank or broker and/or within a certain time after receipt. The participant acknowledges that it is his or her responsibility to be aware of and compliant with such regulations, and the participant should consult his or her personal legal advisor for any details.

13.Appendix. Notwithstanding any provisions in this Agreement, the award shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for the participant’s country. Moreover, if the participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country shall apply to the participant, to the extent that the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

14.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the participant’s participation in the Program, on the award and on any shares acquired under the Program, to the extent that the Company determines it is necessary or advisable for legal or administrative reasons and to require the participant to sign any additional agreement or undertaking that may be necessary to accomplish the foregoing.

15.Waiver. The participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or any subsequent breach by the participant or any other participant.

Tupperware Brands Corporation
[YEAR] – [YEAR] Performance Share Program

Additional Terms and Conditions for Non-U.S. Participants

Appendix
TERMS AND CONDITIONS

This Appendix includes special terms and conditions that govern the grant of performance units under the Program if the participant is or becomes subject to the laws of any of the countries listed below. Certain capitalized terms used but not defined herein shall have the meanings ascribed to them in the Program and/or the Additional Terms and Conditions for Non-U.S. Participants.

NOTIFICATIONS

This Appendix also contains notifications relating to exchange control and certain other issues of which the participant should be aware with respect to his or her participation in the Program. The information is based on the exchange control, securities or other laws or regulations in effect in the countries listed in this Appendix as of [DATE]. Such laws are often complex and change frequently. Because the information may be outdated at the time the performance period ends and the participant receives shares or cash or when the participant subsequently sells shares acquired under the Program, the Company strongly recommends that the participant not rely on the notifications provided in this Appendix as the only source of information relating to the participation in the Program.

In addition, the notifications are general in nature and may not apply to the participant’s particular situation, and the Company is not in a position to assure the participant of any particular result. Accordingly, the participant should seek appropriate professional advice as to how relevant laws in the participant’s country may apply to the participant’s particular situation. Finally, if the participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, is considered a resident of another country for local law purposes or transfers employment and/or moves to a different country after the date of grant, the information contained in this Appendix may not be applicable to the participant and the Company shall, in its sole discretion, determined to what extent the terms and conditions or notifications contained herein shall be applicable to the participant.

ARGENTINA

TERMS AND CONDITIONS

Nature of Grant. The following provision supplements section 4 of this Agreement:

The participant acknowledges and agrees that the grant of the award is made by the Company (not by the Employer) in its sole discretion and that the value of the performance units or any shares acquired under the Program shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth-month salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments. The participant acknowledges and agrees that if, notwithstanding the foregoing, any benefits under the Program are considered as salary or wages for any purpose under Argentine labor law, such benefits shall not accrue more frequently than on an annual basis.

NOTIFICATIONS

Securities Law Notification. Neither the performance units nor the issuance of the shares are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores, “CNV”). Neither this nor any other offering material related to the award or the underlying shares may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire shares under the Program do so according to the terms of a private offering made from outside Argentina.

Exchange Control Information. Following the sale of shares or receipt of dividends paid on shares, the Argentine bank handling the transaction may request certain documentation in connection with the participant’s request to transfer proceeds into Argentina, including evidence of the sale or dividend payment and proof of the source of funds used to acquire shares. The participant is solely responsible for complying with the exchange control rules that may apply in connection with participation in the Program and/or the transfer of proceeds acquired under the Program into Argentina. Prior to transferring proceeds into Argentina, the participant should consult the local bank and/or a personal legal advisor to confirm the exchange control rules and required documentation for any transfer of funds into or out of Argentina, as interpretations of the applicable Central Bank regulations vary by bank, and exchange control rules and regulations are subject to change without notice.

Foreign Asset/Account Reporting Information. Certain information regarding shares acquired under the Program and held outside Argentina as of December 31st of each year must be reported to the Argentine tax authorities on the participant’s annual tax return for that year.

Bank Tax. Proceeds transferred into Argentina may be subject to the Tax on Checking Accounts (“Bank Tax”), which is imposed on funds transferred to or from bank accounts in Argentina. The participant should speak with a personal tax advisor to determine the participant’s obligations with respect to the Bank Tax and whether the participant may be eligible for an exemption from the Bank Tax.

AUSTRALIA

Notifications

Australian Offer Document. The award is intended to comply with the provisions of the Corporations Act 2001, Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Australian Offer Document, which is provided to participants along with this Agreement.

BELGIUM

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Any security or bank account (including brokerage accounts) maintained outside of Belgium must be reported on the Belgian annual tax return. In a separate report, certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened) must be provided to the Central Contact Point of the National Bank of Belgium. The forms to complete this report are available on the website of the National Bank of Belgium.

Annual Securities Accounts Tax Information. A new “annual securities accounts tax” has been implemented, which imposes a 0.15% annual tax on the value of the qualifying securities held in a Belgian or foreign securities account. The tax will not apply unless the total value of securities held in such account exceeds EUR 1 million on average on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). The tax will first be due for the period starting on the day of entry into force of the implementing law (i.e., February 26, 2021) and ending on September 30, 2021. For future, the tax will be due for periods starting October 1 and ending September 30. Different payment obligations apply depending on whether the securities account is held with a Belgian or foreign financial institution. The participant should consult his or her personal tax advisor for more information regarding his or her annual securities accounts tax payment obligations.

For avoidance of doubt, the stock exchange tax that had applied to transactions executed by a Belgian resident through a non-Belgian financial intermediary was eliminated as the result of a ruling by the Belgian Constitutional Court on October 17, 2019.

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. In accepting the award, the participant acknowledges his or her agreement to comply with all applicable Brazilian laws and to report and pay any and all applicable tax associated with the performance units, the receipt of any dividends paid on such shares and the sale of the shares acquired under the Program.

Nature of Grant. The following provision supplements Section 5 of this Agreement:

The participant agrees that, for all legal purposes, (a) the benefits provided to the participant under the Program are the result of commercial transactions unrelated to the participant’s employment; (b) the Program is not a part of the terms and conditions of the participant’s employment; and (c) the income from the award and the underlying shares, if any, is not part of the participant’s remuneration from employment.

By accepting the award, the participant further agrees that (i) he or she is making an investment decision and (ii) the value of the underlying shares is not fixed and may increase or decrease in value over the performance period without compensation to the participant.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. If the participant holds assets and rights outside Brazil with an aggregate value equal to or in excess of US$1,000,000, he or she will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including shares acquired under the Program; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than US$1,000,000 are not required to submit a declaration. Please note that the US$1,000,000 threshold may be changed annually.

If the value of the shares the participant receives under the Program exceeds BRL 5,000, the participant must report the shares acquired in the assets and rights section of the annual Natural Person Income Tax Return typically due by the last business day of April.

Tax on Financial Transactions (IOF). Payments to foreign countries and repatriation of funds into Brazil and the conversion of BRL to USD associated with such fund transfers may be subject to the Tax on Financial Transactions (IOF). It is the participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from participation in the Program.

BULGARIA

Exchange Control Information. The participant must file statistical forms annually with the Bulgarian National Bank regarding his or her receivables in foreign bank accounts as well as securities held abroad (e.g., shares acquired under the Program) if the total sum of all such receivables and securities equals or exceeds a specified threshold as of the previous calendar year-end. In addition, any payment to or from abroad related to the Program in excess of a specified threshold may require the participant to provide the bank processing the transaction a specific statistical form regarding the source of the income prior to ordering a payment or within thirty (30) days of receiving notice from the bank that a payment has been credited to the participant’s account. The participant is personally responsible for complying with applicable exchange control requirements in Bulgaria.

CHINA

TERMS AND CONDITIONS

Form of Payout. The following provision supplements the “Form and Timing of Payout” section of the Program:

Due to exchange control regulations in China, awards will be settled only in cash and the participant will not be entitled to shares when the performance units are settled. The cash will be paid through the participant’s local payroll less any Tax-Related Items.

COLOMBIA

Terms and Conditions

Labor Law Acknowledgement. The following provision supplements Section 4 of this Agreement:

The participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Program and related benefits do not constitute a component of the participant’s “salary” for any purpose. Therefore, they will not be included and/or considered for purposes of calculating any labor benefits, such as legal/fringe benefits, vacations, indemnities and/or any other labor-related amount which may be payable.

NOTIFICATIONS

Securities Law Information. The shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares may not be offered to the public in Colombia. Nothing in this Agreement should be construed as making a public offer of securities or promoting financial products in Colombia.

Exchange Control Information. Investments in assets located outside of Colombia (including shares) are subject to registration with the Central Bank (Banco de la República) as foreign investments held abroad, regardless of value. If shares are sold immediately upon receipt, no registration is required because no shares are held abroad. When shares that have been registered with the Central Bank are sold, the registration must be cancelled by March 31 of the year following the sale. All proceeds resulting from the sale of shares and any dividends or dividend equivalent payments received in relation to the award or the shares must be transferred back through the Colombian foreign exchange market (e.g., local banks), which includes the obligation to correctly complete and file the appropriate foreign exchange form (declaración de cambio). It is the participant’s responsibility to comply with Colombian exchange control requirements. Fines may apply for failure to do so.

Foreign Asset/Account Reporting Information. An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including shares acquired under the Program). If the individual value of any of these assets exceeds a certain threshold, each asset must be described in detail, including the jurisdiction in which it is located, its nature and its value.

FRANCE

TERMS AND CONDITIONS

Language Consent. By accepting this Agreement, the participant confirms that he or she has read and understood the documents relating to the award (i.e., the Program and this Agreement, including this Appendix), which were provided in the English language. The participant accepts the terms of these documents accordingly.

Consentement relatif à la langue utilisée. En acceptant l’attribution des Droits (« performance units »), le participant confirme qu’il ou qu’elle a lu et compris les documents relatifs à l’attribution (i.e., le Programme et le Contrat, ainsi que la présente Annexe) qui ont été remis en langue anglaise. Le participant accepte les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Tax Information. The performance units are not intended to qualify for special tax and social security treatment applicable to performance units granted under Sections L.225-197-1 to L.225-197-5 and Sections L.22-10-59 and L.22-10-60 of the French Commercial Code, as amended.

Foreign Asset/Account Reporting Information. All shares held outside of France and any foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) must be reported on an annual basis on form No. 3916, together with the personal income tax return. Failure to complete this reporting may trigger penalties.

GERMANY

NOTIFICATIONS

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the Deutsche Bundesbank (the German Central Bank). The participant is responsible for complying with the reporting obligation and should file the report electronically by the fifth day of the month following the month in which the payment is made. A copy of the form can be accessed via the Deutsche Bundesbank’s website at www.bundesbank.de and is available in both German and English. However, if the participant uses a German commercial bank to effectuate such cross-border payment, the bank will make the report on the participant’s behalf.

GREECE

There are no country-specific provisions.

INDIA

NOTIFICATIONS

Exchange Control Information. Exchange control laws and regulations in India require that all proceeds resulting from the sale of shares and any dividends or dividend equivalent payments received in relation to the award or the shares must be repatriated to India and converted into local currency within such period of time as may be required under applicable Indian exchange control laws and regulations, as may be amended from time to time. Indian residents must obtain a foreign inward remittance certificate (“FIRC”) from the bank into which the foreign currency is deposited and retain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information. Foreign bank accounts and any foreign financial assets (including shares held outside India) must be reported in the annual Indian personal tax return. It is the participant’s responsibility to comply with this reporting obligation and the participant should consult his or her personal advisor in this regard as significant penalties may apply in the case of non-compliance with foreign asset/account requirements and because such requirements may change.

INDONESIA

TERMS AND CONDITIONS

Language Consent and Notification. By accepting the performance units, the participant (i) confirms having read and understood the documents relating to the grant (i.e., the Program and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan dan Pemberitahuan Bahasa. Dengan menerima pemberian unit kinerja ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Program dan Perjanjian) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-

Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan).

NOTIFICATIONS

Exchange Control Information. Indonesian residents must report their worldwide assets (including foreign accounts and shares acquired under the Program) in their annual individual income tax return. In addition, Indonesian residents must provide the Indonesian central bank, Bank Indonesia, with information on any change in position of a foreign asset (including shares acquired under the Program). The filing should be completed online through Bank Indonesia’s website no later than the 15th day of the month following the applicable activity.

For foreign currency transactions, there is a statistical reporting requirement when the Indonesian Bank is receiving Rupiah or foreign currency (e.g., proceeds from the sale of shares acquired under the Program, dividends and dividend equivalents). For the purpose of submitting the report to Bank Indonesia, the Indonesian bank executing the transaction will request information and/or supporting documents from the participant and he or she must provide the requested information and/or supporting documents to the bank.

ITALY

TERMS AND CONDITIONS

Acknowledgment of Nature of Program and the Award. By accepting the award, the participant acknowledges that (1) the participant has received a copy of the Program and this Agreement, including this Appendix; (2) the participant has reviewed those documents in their entirety and fully understands the contents thereof; and (3) the participant accepts all provisions of the Program and this Agreement, including this Appendix. The participant further acknowledges that he or she has read and specifically and explicitly approves, without limitation, the following provisions of this Agreement: (a) Section 1, “Terms”; (b) Section 2, “Taxes”; (c) Section 3, “Data Transfer and Privacy”, (d) Section 4, “Nature of Grant”; (e) Section 6, “Governing Law and Venue”; (f) Section 7, “Electronic Delivery and Participation”; (g) Section 8, “Severability”; (h) Section 11, “Insider Trading Restrictions / Market Abuse Laws”; (i) Section 12, “Foreign Asset/Account Reporting Requirements; Exchange Controls; and/or Tax Reporting”; (j) Section 13, “Imposition of Other Requirements”; and (k) Section 15, “Waiver.”

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, shares, the award) that may generate income taxable in Italy are required to report them on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, shares or the award), are beneficial owners of the investment pursuant to Italian money laundering provisions.

Tax on Foreign Financial Assets. The fair market value of any shares held outside of Italy is subject to a foreign assets tax. The fair market value is considered to be the value of the shares on the NYSE on December 31 of each year or on the last day the participant held the shares (the tax is levied in proportion to the number of days shares were held during the calendar year). The tax is not payable if the amount of all financial assets held abroad does not exceed a certain threshold. The participant should consult with his or her personal tax advisor about the foreign financial assets tax.

JAPAN

NOTIFICATIONS

Foreign Asset Reporting Information. Details of assets held outside Japan (e.g., shares) with a total value exceeding ¥50,000,000 (as of December 31 each year) must be reported annually to the tax authorities. The report will be due March 15 of the following year. The participant should consult with his or her personal tax advisor in Japan to ensure compliance with these obligations.

MALAYSIA

TERMS AND CONDITIONS

Data Transfer and Privacy. The following provision replaces Section 3 of this Agreement:

The participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Appendix and any other grant materials by and among, as applicable, the Employer, the Company (or any subsidiary or affiliate) and any third parties authorised by the same in assisting in the implementation, administration and management of the participant’s participation in the Program.	Peserta dengan ini secara eksplisit, sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang diterangkan dalam Lampiran dan apa-apa bahan geran oleh dan di antara, seperti mana yang terpakai, Majikan, the Company (atau anak syarikat atau syarikat sekutu) dan mana-mana pihak ketiga yang diberi kuasa oleh yang sama dalam membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.
The participant understands that the Company and the Employer may hold certain personal information about the participant, including, but not limited to, the participant’s name, home address and telephone number, email address, date of birth, social insurance number (to the extent permitted under Malaysian law), passport number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, the fact and conditions of the participant’s participation in the Program, details of all performance units or equivalent benefits and any other entitlement to shares awarded, cancelled, exercised, settled, vested, unvested, purchased or outstanding in the participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Program. The source of Data is the participant’s Employer as well as information which the participant is providing to the Company and the Employer in connection with the Program including this Appendix.	Peserta memahami bahawa the Company dan Majikan mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, nombor insurans sosial (setakat yang dibenarkan dibawah undang-undang Malaysia), nombor pasport, atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa Saham atau jawatan pengarah yang dipegang dalam the Company, fakta dan syarat-syarat mengenai penyertaan Peserta dalam Pelan, butir-butir tentang semua Unit Saham Terbatas atau manfaat yang bersamaan dan apa-apa hak lain untuk Saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak, dibeli ataupun yang belum dijelaskan bagi faedah Peserta (“Data”), untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut. Sumber Data adalah daripada Majikan Peserta dan juga maklumat dimana Peserta menyediakan kepada the Company dan Majikan berhubung dengan Pelan tersebut termasuk Lampiran ini.

The participant also authorizes any transfer of Data, as may be required, to UBS or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Program and/or with whom any shares acquired upon settlement of the performance units are deposited. The participant acknowledges that these recipients may be located in the participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the participant’s country, which may not give the same level of protection to Data. The participant understands that the participant may request a list with the names and addresses of any potential recipients of Data by contacting the participant’s local human resources representative. The participant authorizes the Company, UBS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the participant’s participation in the Program to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the participant’s participation in the Program, including any requisite transfer of such Data to a broker, escrow agent or other third party with whom the participant may elect to deposit any shares acquired upon settlement of the performance units. The participant understands that Data will be held only as long as is necessary to implement, administer and manage the participant’s participation in the Program. The participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting the participant’s local human resources representative, whose contact details are Kathy Chong, Senior HR Executive, the Company Malaysia, No. 6 Jalan SS 13/4, Subang Jaya Industrial Estate, 47500 Subang Jaya, Selangor, Malaysia. Further, the participant understands that he or she is providing the consents herein on a purely voluntary basis. If the participant does not consent, or if the participant later seeks to revoke consent, the participant’s employment or service with the Company and/or the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant future performance units or other equity awards to the participant or administer or maintain such awards. Therefore, the participant understands that refusing or withdrawing consent may affect the participant’s ability to participate in the Program. For more information on the consequences of the participant’s refusal to consent or withdrawal of consent, the participant understands that he or she may contact his or her local human resources representative.	Peserta juga memberi kuasa mengenai apa-apa pemindahan Data, yang mungkin diperlukan, kepada UBS atau pembekal perkhidmatan pelan saham yang mungkin dipilih oleh the Company pada masa depan, yang membantu the Company dengan pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan siapa sahaja Saham yang diperolehi semasa peletakan hak Unit Saham Terbatas didepositkan. Peserta mengakui bahawa penerima-penerima ini mungkin berada di negara Peserta atau mana-mana tempat lain, dan bahawa negara penerima mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza berbanding dengan negara Peserta, yang mungkin tidak memberi tahap perlindungan Data yang sama. Peserta memahami bahawa Peserta boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta. Peserta memberi kuasa kepada the Company, UBS, dan mana-mana penerima-penerima lain yang mungkin membantu the Company (pada masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan mengurus penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan, termasuk apa-apa pemindahan data yang diperlukan kepada broker, egen eskrow atau pihak ketiga yang lain dengan sesiapa yang Peserta pilih untuk deposit apa-apa Saham yang diperoleh selepas peletakan hak Unit Saham Terbatas. Peserta memahami bahawa Data hanya akan disimpan untuk tempoh yang perlu bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta memahami bahawa dia boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi wakil sumber manusia tempatan Peserta, dimana butir-butir hubungan adalah Kathy Chong, Senior HR Executive, the Company Malaysia, No. 6 Jalan SS 13/4, Subang Jaya Industrial Estate, 47500 Subang Jaya, Selangor, Malaysia. Selanjutnya, Peserta memahami bahawa dia telah memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuan, pekerjaan atau perkhidmatan Peserta dengan the Company dan / atau Majikan tidak akan terjejas; satu-satu akibatnya jika tidak bersetuju atau menarik balik persetujuan adalah bahawa the Company tidak akan dapat memberikan Unit Saham Terbatas atau anugerah ekuiti yang lain kepada Peserta pada masa hadapan atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan persetujuan atau penarikan balik persetujuan, Peserta memahami bahawa dia boleh menghubungi wakil sumber manusia tempatannya.

NOTIFICATIONS

Director Notification Obligation. If the participant is a director of the Company’s Malaysian subsidiary or affiliate, the participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary or affiliate in writing when the participant receives or disposes of an interest (e.g., an award under the Program or shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO

TERMS AND CONDITIONS

Nature of Grant. The following provisions supplement Section 4 of this Agreement:

Acknowledgement of the Grant. In accepting the award, the participant acknowledges that the participant has received a copy of the Program and this Agreement, including this Appendix, has reviewed the Program and this Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Program and this Agreement, including this Appendix. The participant further acknowledges that the participant has read and specifically and expressly approves the terms and conditions of Section 4 of this Agreement, in which the following is clearly described and established:

1.The participant’s participation in the Program does not constitute an acquired right.

2.The Program and the participant’s participation in the Program are offered by the Company on a wholly discretionary basis.

3.The participant’s participation in the Program is voluntary.

4.Neither the Company nor any subsidiary or affiliate of the Company is responsible for any decrease in the value of the performance units granted and/or shares issued under the Program.

Labor Law Acknowledgment and Policy Statement. In accepting the award, the participant expressly recognizes that the Company, with registered offices at 14901 S. Orange Blossom Trail, Orlando, Florida, 32837, U.S.A., is solely responsible for the administration of the Program and that the participant’s participation in the Program and purchase of shares does not constitute an employment relationship between the participant and the Company since the participant is participating in the Program on a wholly commercial basis and the participant’s sole employer is either the Company Brands Mexico, S. de R.L. de C.V. (“Tupperware Brands Mexico”), Dart, S.A. de C.V. (“Tupperware-Mexico”) or House of Fuller Holdings S. de R.L. de C.V. (“Fuller-Mexico”). Based on the foregoing, the participant expressly recognizes that the Program and the benefits that the participant may derive from participation in the Program do not establish any rights between the participant and the Employer, Tupperware Brands Mexico, Tupperware-Mexico or Fuller Mexico, and do not form part of the conditions of the participant’s employment and/or benefits provided by Tupperware Brands Mexico, Tupperware-Mexico or Fuller-Mexico and any modification of the Program or its termination shall not constitute a change or impairment of the terms and conditions of the participant’s employment.

The participant further understands that his or her participation in the Program is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the participant’s participation in the Program at any time, without any liability to the participant.

Finally, the participant hereby declares that the participant does not reserve to himself or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Program or the benefits derived under the Program, and the participant therefore grants a full and broad release to the Company, its shareholders, officers, agents, legal representatives, and affiliates with respect to any claim that may arise.

Spanish Translation

TÉRMINOS Y CONDICIONES

Naturaleza del Otorgamiento: Las siguientes disposiciones complementan el Artículo 4 del Acuerdo:

Reconocimiento del Otorgamiento. Al aceptar el Premio, el participante reconoce que ha recibido una copia del Programa y del Acuerdo, incluyendo este Apéndice, ha revisado el Programa y el Acuerdo, incluyendo este Apéndice, en su totalidad y plenamente comprende y acepta todas las disposiciones previstas en el Programa y el Acuerdo, incluyendo este Apéndice. Asimismo, el participante reconoce que ha leído y específicamente y expresamente aprueba los términos y condiciones establecidos en la Sección 4 del Acuerdo, en el cual claramente se describe y establece lo siguiente:

1.La participación del participante en el Programa no constituye un derecho adquirido.

2.El Programa y la participación del participante en el Programa se ofrecen por la Empresa de forma completamente discrecional.

3.La participación del participante en el Programa es voluntaria.

4.Ni la Empresa ni sus subsidiarias o afiliadas son responsables por una reducción del valor de las Unidades de Acciones Restringidas y/o Acciones emitidas bajo el Programa.

Reconocimiento de la Legislación Laboral y Declaración de la Política. Al aceptar el Premio, el participante expresamente reconoce que la Empresa, con domicilio ubicado en 14901 S. Orange Blossom Trail, Orlando, Florida, 32837, U.S.A., es el único responsable de la administración del Programa y que la participación del participante en el Programa y compra de Acciones no constituye una relación de trabajo entre el participante y la Empresa, toda vez que la participación del participante en el Programa es de carácter comercial y el único patrón del participante es Tupperware Brands Mexico, S. de R.L. de C.V. (“Tupperware Brands Mexico”), Dart, S.A. de C.V. (“Tupperware-México”) o House of Fuller S. de R.L. de C.V. (“Fuller-Mexico”). Derivado de lo anterior, el participante expresamente reconoce que el Programa y los beneficios que el participante obtenga por la participación en el Programa no establecen derecho alguno entre el participante y el Patrón, Tupperware Brands Mexico, Tupperware-México o Fuller-Mexico, y no forman parte de las condiciones de los servicios del participante y/o beneficios otorgados por Tupperware Brands Mexico, Tupperware-México o Fuller-Mexico y cualquier modificación del Programa o su terminación no constituyen un cambio o impedimento de los términos y condiciones del servicio del participante.

Asimismo, el participante reconoce que su participación en el Programa es el resultado de una decisión unilateral y discrecional por parte de la Empresa, por lo que, la Empresa se reserva el derecho absoluto de modificar y/o dar por terminada la participación del participante en el Programa en cualquier momento, sin responsabilidad alguna hacia el participante.

Finalmente, el participante manifiesta que no se reserva acción o derecho alguno que ejercitar en contra de la Empresa por cualquier daño o perjuicio en relación a las disposiciones del Programa o los beneficios establecidos en el mismo, por lo que, el participante otorga el finiquito más amplio que en derecho proceda a la Empresa, sus accionistas, funcionarios, agentes, representantes legales y afiliados con respecto a cualquier demanda que pudiera surgir.

NOTIFICATIONS

Securities Law Acknowledgement. Any award offered under the Program and the shares underlying the award have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, this Agreement, the Program and any other document relating to any award may not be publicly distributed in Mexico. These materials are addressed to the participant only because of his or her existing relationship with the Company and/or the Employer and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company and/or the Employer, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

POLAND

NOTIFICATIONS

Exchange Control Information. Polish residents holding foreign securities (including shares) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds PLN 7,000,000. If required, the reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland. Any transfer of funds in excess of a specified threshold (currently €15,000) must be effected through a bank account in Poland. The participant should maintain evidence of such foreign exchange transactions for five years, in case of a request for their production by the National Bank of Poland.

PORTUGAL

TERMS AND CONDITIONS

Language Consent. The participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Program and this Agreement.

Conhecimento da Lingua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Agreement em inglês).

ROMANIA

TERMS AND CONDITIONS

Vesting Schedule.

Notwithstanding anything to the contrary in the Agreement, no part of the award will vest or be settled until the one-year anniversary of the date of grant.

Language Consent. By accepting the award, the participant acknowledges that he or she is proficient in reading and understanding English or has consulted with an advisor who is sufficiently proficient in English as to allow the participant to fully understand the terms of the documents related to the grant (this Agreement and the Program), which were provided in the English language. The participant accepts the terms of those documents accordingly.

Consimtamant cu privire la limba. Prin acceptarea de Acordare, participantul confirma ca are un nivel proficient de cunoastere in ce priveste cititirea si intelegerea limbii engleze sau a consultat un consultant care este suficient de competent în limba engleză pentru a permite participantul să inteleagă pe deplin termenii documentelor referitoare la Acordare (Acordul si Planul), care au fost furnizate în limba engleza. participantul acceptă termenii acestor documente în consecinta.

NOTIFICATIONS

Exchange Control Information. If the participant deposits the proceeds from the sale of shares acquired under the Program into a bank account in Romania, the participant may be required to provide the Romanian bank with appropriate documentation explaining the source of funds. The participant should consult with a personal legal advisor to determine whether such documentation will need to be submitted to the Romanian bank.

RUSSIA

TERMS AND CONDITIONS

Form of Payout. The following provision supplements the “Form and Timing of Payout” section of the Program:

The participant agrees that the Company is authorized, at its discretion, to instruct its designated broker to assist with the sale of the shares acquired at settlement of the performance units (on the participant’s behalf pursuant to this authorization and without further consent) should the Company determine that such sale is necessary or advisable under local securities law. The participant expressly authorizes the Company’s designated broker to complete the sale of such shares and acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the shares at any particular price. Upon the sale of the shares, the Company agrees to pay the participant the cash proceeds from the sale of the shares, less any brokerage fees, commissions and Tax-Related Items. The participant acknowledges that he or she is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of the award.

U.S. Transaction Information. The participant’s acceptance of this Agreement results in a contract between the participant and the Company completed in the United States and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Further, any shares issued to the participant upon settlement of the performance units shall be delivered through a bank or brokerage account in the United States. The participant is not permitted to sell or otherwise dispose of shares directly to other Russian legal entities or individuals.

Securities Law Acknowledgement. The participant acknowledges that the award, this Agreement, the Program and all other materials the participant may receive regarding participation in the Program do not constitute advertising or an offering of securities in Russia. The shares acquired pursuant to the Program have not and will not be registered in Russia nor admitted for listing on any Russian exchange for trading within Russia, and therefore, neither the award nor the shares may be used for offering or public or private circulation in Russia. The participant acknowledges that he or she may hold shares acquired upon settlement of the performance units in the participant’s account with the Company’s third party broker/administrator in the United States. However, in no event will shares issued to the participant under the Program be delivered to participant in Russia. Further, the participant is not permitted to sell or otherwise dispose of shares directly to other Russian individuals.

Data Transfer and Privacy. The following provision supplements Section 3 of this Agreement:

The participant understands and agrees that he or she must complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Company. Further, the participant understands and agrees that if the participant does not complete and return a Consent form to the Company, the Company will not be able to grant performance units to the participant or other awards or administer or maintain such awards. Therefore, the participant understands that refusing to complete a Consent form or withdrawing his or her consent may affect the participant’s ability to participate in the Program.

Notifications

Exchange Control Information.

Under exchange control regulations in Russia, the participant may be required to repatriate certain cash amounts the participant receives with respect to the performance units to Russia as soon as the participant intends to use those cash amounts for any purpose, including reinvestment. If the repatriation requirements apply, such funds must initially be credited to the participant through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.

Under the Directive of the Russian Central Bank (the “CBR”) N 5371-U which came into force on April 17, 2020, there are no restrictions on transfer of cash into and from accounts opened by Russian currency residents with a foreign financial market institution other than a bank. Accordingly, the repatriation requirement in certain cases may not apply with respect to cash amounts received in an account that is considered by the CBR to be a foreign brokerage account opened with a financial market institution other than a bank. Statutory exceptions to the repatriation requirement also may apply.

The participant should contact his or her personal advisor to confirm the application of the exchange control restrictions prior to settlement of the performance units, selling shares and the receipt of cash dividends paid on such shares as significant penalties may apply in case of non-compliance with the exchange control restrictions and because such exchange control restrictions are subject to change.

Foreign Asset/Account Reporting Information.

As of January 1, 2020, the following reports or notifications must be filed with the Russian tax authorities, if applicable:

•Annual cash flow and financial asset (including shares) reporting for an offshore brokerage account (due by June 1 each year for the previous year, with the first reporting is due by June 1, 2021 for calendar year 2020).
•A one-time notification within one month of opening an offshore brokerage account.
•A one-time notification within one month of closing an offshore brokerage account.
•A one-time notification within one month of changing details of an offshore brokerage account.

The participant should consult with his or her personal legal advisor to determine the application of these reporting requirements to any account opened in connection with the participant’s participation in the Program.

Anti-Corruption Information. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, the participant should inform the Company if the participant is covered by these laws because the participant may not hold shares acquired under the Program.

SINGAPORE

Notifications

Securities Law Information. The award is being granted to the participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made with a view to the performance units or underlying shares being subsequently offered for sale to any other party. The Program has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation. The directors (including alternate, substitute, associate and shadow directors) of the Company or a Singapore subsidiary or affiliate of the Company are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company or the Singaporean subsidiary or affiliate in writing within two business days of any of the following events: (i) the acquisition or disposal of an interest (e.g., an award, shares) in the Company or any related companies; (ii) any change in previously-disclosed interests (e.g., sale of shares), of (iii) becoming a director, an associate director or a shadow director of a subsidiary or affiliate in Singapore, if the individual holds such an interest at that time. These notification requirements apply regardless of whether the director is resident of or employed in Singapore.

A director shall be deemed to have an interest in securities if a family member of the director (not being him or herself a director), holds or has an interest in those securities, and any contract entered into by, or any grant made to, a family member of a director of a corporation (not being himself a director) shall be deemed to have been entered into by, made or exercised by or made to the director. A “family member” means a spouse, or a son, adopted son, step-son, daughter, adopted daughter or step-daughter below the age of 21 years.

SOUTH AFRICA

TERMS AND CONDITIONS

Taxes. The following provision supplements Section 2 of this Agreement:

By accepting the award, the participant agrees that, immediately upon settlement of the performance units, the participant will notify the Employer of the amount of any gain realized. If the participant fails to advise the Employer of the gain realized, the participant may be liable for a fine. The participant will be solely responsible for paying any difference between the actual liability for Tax-Related Items and the amount withheld.

Deemed Acceptance of Award. Pursuant to Section 96 of Companies Act 71 of 2008 (the “Companies Act”), the offer of the award must be finalized within six months following the date the offer is communicated to the participant. If the participant does not want to accept the award, the participant is required to decline the award no later than six months following the date the offer is communicated to the participant. If the participant does not reject the award within six months following the date the offer is communicated to the participant, the participant will be deemed to accept the award.

NOTIFICATIONS

Securities Notification. Neither the performance units nor the underlying shares shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority.

Exchange Control Information. The award may be subject to exchange control regulations in South Africa. Because exchange control regulations are subject to frequent change, sometimes without notice, the participant should consult his or her personal legal advisor prior to settlement of the award to ensure compliance with current regulations. The participant is solely responsible for ensuring compliance with all exchange control laws in South Africa.

SOUTH KOREA

NOTIFICATIONS

Foreign Assets Reporting Information. The participant must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts holding shares) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds a certain limit (currently KRW 500 million) or an equivalent amount in foreign currency on any month-end date during the calendar year.

SPAIN

TERMS AND CONDITIONS

Nature of Grant. The following provision supplements Section 4 of this Agreement:

In accepting the award, the participant acknowledges that he or she consents to participation in the Program and has received a copy of the Program.
The participant understands and agrees that, as a condition of the grant of the award, except as provided for in the Program, the termination of the participant’s employment for any reason (including for the reasons listed below) will automatically result in the forfeiture and loss of the shares that have not been issued on the date of termination.

In particular, the participant understands and agrees that the award will be forfeited without entitlement to the underlying shares or to any amount as indemnification if the participant’s employment is terminated prior to settlement by reason of, including, but not limited to: disability, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, the participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant performance units under the Program to individuals who may be employees of the Company or any subsidiary or affiliate of the Company throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any subsidiary or affiliate of the Company on an ongoing basis. Consequently, the participant understands that the award is granted on the assumption and condition that the award and the shares issued upon settlement of the performance units shall not become a part of any employment or other contract (with the Company, the Employer, or any subsidiary or affiliate of the Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the participant understands that the award would not be made to the participant but for the assumptions and conditions referred to above; thus, the participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any award grant shall be null and void.

NOTIFICATIONS

Securities Law Notification. The award described in this Agreement (including this Appendix) does not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. This Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and it does not constitute a public offering prospectus.

Exchange Control Information. The acquisition of shares under the Program must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy, Industry and Competiveness. The participant must also declare ownership of any shares with the Directorate of Foreign Transactions each January while the shares are owned. In addition, the sale of any shares must be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.

When receiving foreign currency payments derived from the ownership of shares (i.e., sale proceeds), the participant must inform the financial institution receiving the payment of the basis upon which such payment is made if the payment exceeds €50,000. The participant will need to provide the following information: (i) the participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

In addition, the participant may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares acquired under the Program) and any transactions with non-Spanish residents (including any payments of shares made to the participant by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.

Foreign Asset/Account Reporting Information. If the participant holds rights or assets (e.g., shares or cash held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., shares, cash, etc.) as of December 31 each year, the participant is required to report certain information regarding such rights and assets on tax form 720. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000 or if the ownership of the asset is transferred or relinquished during the year. The reporting must be completed by the March 31 each year.

SWEDEN

TERMS AND CONDITIONS

Taxes. The following provision supplements Section 2 of this Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 2 of this Agreement, in accepting the grant of the award, the participant authorizes the Company and/or the Employer to withhold shares or to sell shares otherwise deliverable to the participant upon settlement of the performance units in order to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer has an obligation to withhold such Tax-Related Items.

SWITZERLAND

NOTIFICATIONS

Securities Law Notification. Neither this document nor any other materials relating to the award (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority (including the Swiss Financial Market Supervisory Authority, FINMA).

Foreign Asset/Account Reporting Information. The participant is required to declare all of his or her foreign bank and brokerage accounts in which he or she hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on in his or her tax return. This includes performance units granted to the participant under the Program which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that the participant is required to file with his or her tax return.

TURKEY

NOTIFICATIONS

Securities Law Information. Performance units are made available only to employees of the Company and its Subsidiaries and affiliates, and the offer of participation in the Program is a private offering. Under Turkish law, the participant is not permitted to sell shares acquired under the Program in Turkey. The shares are currently traded on the NYSE, which is located outside of Turkey, under the ticker symbol “TUP” and the shares may be sold through this exchange.

Exchange Control Information. Under Turkish law, Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Turkey. Therefore, the participant may be required to appoint a Turkish broker to assist with the sale of the shares acquired under the Program. The participant should consult his or her personal legal advisor before selling any shares acquired under the Program to confirm the applicability of this requirement to the participant.

URUGUAY

There are no country-specific provisions.

VIETNAM

TERMS AND CONDITIONS

Form of Payout. The following provision supplements the “Form and Timing of Payout” section of the Program:

Due to exchange control regulations in Vietnam, awards will be settled only in cash and the participant will not be entitled to shares when the performance units are settled. The cash will be paid through the participant’s local payroll less any Tax-Related Items.